UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2014

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2014, Janel World Trade, Ltd. (the “Company”) and its wholly owned subsidiary, The Janel Group of New York, Inc., entered into an Equity Interest Purchase Agreement (the “Agreement”) with Alpha Logistics LLC, a New Jersey limited liability company, Alpha International, LP, a New York limited partnership (“AILP”), PCL Transport, LLC, a New Jersey limited liability company (“PCL”), and the principal owners of AILP and PCL, John Joseph Gonzalez II and Cathleen Margaret Gonzalez, for the purchase by the Company and its subsidiaries of all of the equity interests in AILP and PCL.

Under the terms of the Agreement, the purchase price for the AILP and PCL interests will be:

•	$5,719,275 subject to closing adjustments, to be paid at closing;

•	$500,000 to be paid following the first anniversary of the closing provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date);

•	$500,000, plus an amount equal to 40% of the amount by which such the Company’s EBITDA exceeds $1.0 million to be paid following the second anniversary of the closing, provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date) and the Company’s EBITDA for the year then ended is more than $1.0 million; and

•	$500,000, plus an amount equal to 40% of the amount by which such the Company’s EBITDA exceeds $1.0 million to be paid following the third anniversary of the closing, provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date) and the Company’s EBITDA for the year then ended is more than $1.0 million.

Closing is expected to take place prior to August 27, 2014, and is contingent on financing and customary closing conditions.

At the closing, Mr. Gonzalez will be employed by the Company for a period of three years as Senior Managing Director of the Company’s Northeast Region for an annual salary of $200,000, subject to adjustment. As part of the employment, Mr. Gonzalez will receive options to purchase up to 2,000,000 restricted shares of the Company’s common stock at a purchase price to be still determined.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: August 21, 2014	By:	/s/ William J. Lally
William J. Lally
Chief Executive Officer